                                                                    Exhibit 3.11


                    CENTENNIAL PUERTO RICO OPERATIONS CORP.
          (formerly known as Centennial Wireless PCS Operations Corp.)

                           CERTIFICATE OF DESIGNATION
                                       OF
                 8% SERIES A SENIOR REDEEMABLE PREFERRED STOCK


    Centennial Puerto Rico Operations Corp. (formerly known as Centennial Wireless PCS Operations Corp.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

    That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the certificate of incorporation of the said Corporation, the said Board of Directors adopted the following resolution creating a series of four thousand (4,000) shares of Preferred Stock designated as "8% Series A Senior Redeemable Preferred Stock":

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the
    Certificate of Incorporation, a series of Preferred Stock, par value $1,000 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

    1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "8% Series A Senior Redeemable Preferred Stock," (hereinafter, the "Preferred Shares") and the number of shares constituting such series shall be four thousand (4,000). Such number of shares may be increased or decreased only upon a vote of the then outstanding common shares and Preferred Shares; provided however, that no decrease shall reduce the number of shares of Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

    2. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

         (a) "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

         (b) "Dividend Payment Date" shall mean September 1 and March 1 of each year, commencing September 1, 2000.

         (c) "Dividend Period" shall mean the semi-annual period commencing on the Original Issue Date in respect of the first Dividend Period or the Dividend Payment Date in respect of all other Dividend Periods and ending on the day immediately prior to the next succeeding Dividend Payment Date.

         (d) "Dividend Rate" shall mean 8% per annum.

         (e) "Issuer" shall mean Centennial Puerto Rico Operations Corp. (formerly known as Centennial Cellular PCS Operating Corp.) ("CPROC").

         (f) "Junior Shares" shall mean the common shares and any other class or series of shares of the Corporation that does not by its terms rank pari passu or senior to the Preferred Shares with respect to the receipt of dividends and the receipt of assets upon liquidation, dissolution or winding up of the Corporation.

         (g) "Liquidation Preference" shall mean, upon liquidation, dissolution or winding up of the Corporation, an amount per share equal to (i) the Stated Value of each outstanding Preferred Share, plus (ii) all cumulative dividends on such Preferred Share that have not yet been paid.

         (h) "Original Issue Date" shall mean for each of the Preferred Shares, the date upon which the first share of such Preferred Shares is first issued.

         (i) "Original Issue Price" shall mean $116,250.00 per share.

         (j) "Parity Securities" shall mean any classes or series of shares of the Corporation issued after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Preferred Shares with respect to receipt of dividends or the receipt of assets upon liquidation, dissolution or winding up of the Corporation.

         (k) "Redemption Date" shall mean the date on which Preferred Shares are redeemed by the Corporation.

         (l) "Senior Shares" shall mean any class or series of shares of the Corporation that does not by its terms rank junior to or pari passu with the Preferred Shares with respect to receipt of dividends or the receipt of assets upon liquidation, dissolution or winding up of the Corporation.

         (m) "Stated Value" shall mean, with respect to each share, $116,250.00 per share.


    3.   Dividends

         (a) Ranking and Amount. After payment in full of all dividends and other Distributions (as defined below) required to be paid in respect of Senior Shares, the holders of Preferred Shares shall be entitled to receive dividends, if, and when declared by the Board of Directors, out of any assets at the time legally available therefor, prior and in preference to any declaration or payment of any dividend on any Junior Shares (other than dividends payable in Junior Shares) at a per share rate per annum on each Dividend Payment Date equal to the

Dividend Rate multiplied by the Stated Value and payable solely in cash. All such dividends shall be cumulative, shall accrue on a daily basis and shall be payable on each Dividend Payment Date, when and if declared by the Board of Directors.

         (b)   Priority of Dividends.

               (i) The Corporation shall make no Distribution to the holders of the Preferred Shares unless and until all dividends required to be paid in respect of Senior Shares, or the "Liquidation Preference" for all Senior Shares with respect to such shares shall have been paid.

               (ii) The Corporation shall make no Distribution to the holders of Junior Shares unless and until dividends at the rate set forth in subsection
(a) above for all Preferred Shares and any Parity Securities as of the close of any such proposed distribution shall have been paid upon all Preferred Shares and any such Parity Securities.

               (iii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporations could, under Section 3(b)(ii), purchase or otherwise acquire such shares at such time and in such manner.

         (c) Distribution. As used in this section, "Distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in Junior Shares) or the purchase of shares of the Corporation (other than (x) purchases at cost in connection with the repurchase of Junior Shares issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or (y) redemptions of Preferred Shares in accordance with this Certificate of Designation) for cash or property.

    4. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

         (a) Distribution to Holders of Preferred Shares. After payment of all amounts due to holders of Senior Shares, the holders of Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Shares by reason of their ownership of such shares, the Liquidation Preference for each Preferred Share then held by them. After the payment of the full Liquidation Preference to holders of Preferred Shares, such holders shall have no claim to the remaining assets of the Corporation. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable to holders of Preferred Shares and any Parity Securities, then the holders of all such shares shall share ratably in such distribution in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

         (b) Non-Cash Distribution. Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation. Any securities shall be valued as follows:

               (i) In the case of securities not subject to restrictions on free marketability covered by (ii) below:

                       (A) If traded on a national securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or quotation system over the thirty (30) day period ending three (3) days prior to the distribution;

                       (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the distribution; and

                       (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of at least a majority of the voting power of all then outstanding Preferred Shares.

               (ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in
(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of at least a majority of the voting power of all then outstanding Preferred Shares.

               Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

    5. Voting. The holders of the Preferred Shares and the holders of shares of common stock of the Corporation shall vote together as a single class except as otherwise provided by law or herein in Section 5(b).

         (a) Preferred Shares. Each Preferred Share shall be entitled to the greater of one (1) vote per share, or such other number of votes such that in the aggregate, the holders of the Preferred Shares shall retain at least 80% of the total combined voting power of the Corporation. Except as otherwise provided by law, the holders of the Preferred Shares shall be entitled to vote on all matters on which the shares of the common stock of the Corporation shall be entitled to vote and may act by written consent in the same manner as the shares of the common stock of the Corporation. The holders of the Preferred Shares shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and applicable law.

         (b) Separate Votes by Preferred Shares. For as long as any Preferred Shares remain outstanding, in addition to any other vote of stockholders of the Corporation required by law or the certificate of incorporation of the Corporation, the vote or written consent of the holders of a majority of the outstanding Preferred Shares shall be necessary for effecting or authorizing the following actions:

               (i) Any matters presented to the Corporation's stockholders with respect to which holders of the Preferred Shares are required to vote as a separate class under applicable law.

               (ii) Any proposals to amend the terms of this Certificate of Designation that adversely affect the rights of the holders of Preferred Shares.

         (c) Priority. The Corporation shall be prohibited from issuing, without the consent of the holders of a majority of the then outstanding Preferred Shares, any Parity Securities or Senior Shares.

    6.   Redemption.

         (a) Optional Redemption. The Corporation may, at its option, at any time, from funds legally available therefor, redeem, all or any portion of the Preferred Shares in the manner provided in Section 6(b) below, at a purchase price equal to 100% of the Liquidation Preference per share.

         (b) Mechanics of Redemption. In the event that the Corporation shall redeem Preferred Shares pursuant to Section 6(a) above, notice of such redemption shall be mailed by first-class mail, postage prepaid, and mailed not less than three (3) days nor more than thirty (30) days prior to the redemption date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iii) the redemption price and form of consideration; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; provided,
                                                                       --------
however, that before any holder of Preferred Shares shall be entitled to receive
-------
any payment of the redemption price upon redemption of such shares, the holder of such shares must surrender the certificates or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent of the Preferred Shares.

    7. Mandatory Redemption. The Corporation shall be obligated to mandatorily redeem the Preferred Shares on February 29, 2020 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference per share. If the Corporation is unable to redeem any Preferred Shares on the Mandatory Redemption Date because such mandatory redemption would violate applicable law or provisions of the Corporation's debt instruments or other contracts, then the Corporation shall redeem such shares as soon thereafter as such redemption would not violate such laws. In the event of any redemption of only part of the Preferred Shares pursuant to this Section, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of such class held on the date of notice of redemption).

    8. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by the Corporation to the holders of Preferred Shares pursuant to this Certificate of Designation shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally to the party to be notified, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with a nationally recognized overnight courier service, specifying next day delivery with written verification of receipt or (v) five (5) days after being deposited in the U.S. mail, First Class with postage prepaid, return receipt requested and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

         IN WITNESS WHEREOF, Centennial Puerto Rico Operations Corp. has caused this Certificate of Designation to be signed on its behalf by duly Authorized officers of the Corporation, this 28th day of February, 2000.

                              CENTENNIAL PUERTO RICO OPERATIONS CORP.


                              By:   /s/ TONY L. WOLK
                                 -------------------------------
                                  Tony L. Wolk
                                  Secretary

                             CERTIFICATE OF MERGER

                                      of

                         CENTENNIAL ACQUISITION CORP.

                                 with and into

                    CENTENNIAL PUERTO RICO OPERATIONS CORP.

                        Pursuant to Section 251 of the
                            General Corporation Law
                           of the State of Delaware


          Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Centennial Puerto Rico Operations Corp. (formerly known as Centennial Wireless PCS Operations Corp.), a Delaware corporation ("Operations Corp."), hereby certifies the following information relating to the merger of Centennial Acquisition Corp., a Delaware corporation ("Acquisition Corp."), with and into Operations Corp.:

          FIRST: The name and state of incorporation of each of the constituent corporations in the merger are as follows:

          Name                                         State of Incorporation
          ----                                         ----------------------

          Centennial Puerto Rico Operations Corp.      Delaware

          Centennial Acquisition Corp.                 Delaware

          SECOND: The Agreement and Plan of Merger, dated as of February 28, 2000, among Operations Corp., Acquisition Corp. and Centennial Puerto Rico Holding Corp. II (the "Merger Agreement"), setting forth the terms and conditions of the merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) and Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation in the merger is Centennial Puerto Rico Operations Corp.

          FOURTH: The certificate of incorporation of Operations Corp. shall be the certificate of incorporation of the surviving corporation, except that Article FOURTH is hereby amended to read as follows: The total number of shares of common stock that the corporation shall have authority to issue is one thousand, par value of one dollar each ("Common Stock"). The total number of shares of preferred stock that the corporation shall have authority to issue is four thousand (4,000), par value $1,000 each ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this Article FOURTH, for each such series the number of shares constituting such series and the designation and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the General Corporation Law of the State of Delaware. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of Common Stock and Preferred Stock having a majority of the votes entitled to be cast by the holders of all series of Common Stock and Preferred Stock, voting together, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereinafter enacted.

          FIFTH: The executed Merger Agreement is on file at the principal business offices of the surviving corporation at 1305 Campus Parkway, Neptune, NJ 07753.

          SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Operations Corp. or Centennial Acquisition Corp.

                                   *   *   *

          IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the 28th day of February, 2000.


                                        CENTENNIAL PUERTO RICO OPERATIONS
                                              CORP.


                                        By:  /s/ PETER W. CHEHAYL
                                            ---------------------
                                              Peter W. Chehayl
                                              Vice President

                             CERTIFICATE OF MERGER

                                      of

                            LAMBDA OPERATIONS CORP.

                                 with and into

                   CENTENNIAL WIRELESS PCS OPERATIONS CORP.

                        Pursuant to Section 251 of the
                            General Corporation Law
                           of the State of Delaware

               Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Centennial Wireless PCS Operations Corp., a Delaware corporation ("Operations Corp."), hereby certifies the following information relating to the merger of Lambda Operations Inc., a Delaware corporation ("Lambda Operations"), with and into Operations Corp.:

               FIRST: The name and state of incorporation of each of the constituent corporations in the merger are as follows:

               Name                                       State of Incorporation
               ----                                       ----------------------

               Centennial Wireless Pcs Operations Corp.   Delaware

               Lambda Operations Corp.                    Delaware

               SECOND: The Agreement and Plan of Merger, dated as of February 28, 2000, among Operations Corp., Lambda Operations and Centennial Caribbean Holding Corp., the parent corporation of Operations Corp. and Lambda Operations (the "Merger Agreement"), setting forth the terms ad conditions of the merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) and Section 228 of the General Corporation Law of the State of Delaware.

               THIRD: The name of the surviving corporation in the merger is Centennial Wireless PCS Operations Corp., but its name shall be Centennial Puerto Rico Operations Corp.

               FOURTH: The certificate of incorporation of Operations Corp. shall be the certificate of incorporation of the surviving corporation except the Article FIRST is herby amended to read as follows: The name of the Corporation is "Centennial Puerto Rico Operations Corp."

          FIFTH: The executed Merger Agreement is on file at the principle business offices of the surviving corporation at 1305 Campus Parkway, Neptune, NJ 07753.

          SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Operations Corp. or Lambda Operations.

          IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the 28th day of February, 2000.


                                          CENTENNIAL WIRELESS PCS
                                          OPERATIONS CORP.


                                           By: /s/ TONY L. WOLK
                                           --------------------
                                                Tony L. Wolk
                                                Secretary

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF

                   CENTENNIAL WIRELESS PCS OPERATIONS CORP.
                   ----------------------------------------


                                  __________


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the
          -----
"corporation") is CENTENNIAL WIRELESS PCS OPERATIONS CORP.

          SECOND: The address, including street, number, city, and county, of
          ------
the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation
          ------
shall have authority to issue is one thousand. The par value of each of such shares is one dollar. All such shares are of one class and are shares of Common Stock.

          FIFTH: The name and the mailing address of the incorporator are as
          -----
follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------

Maris Kruze                             375 Hudson Street, 11th Floor
                                        New York, New York 10014

          SIXTH: The corporation is to have perpetual existence.
          -----

          SEVENTH: Whenever a compromise or arrangement is proposed between
          -------
this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
(S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
(S) 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the
          ------
affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of (S) 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of (S) 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of (S) 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The personal liability of the directors of the corporation is
          -----
hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of (S) 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH: The corporation shall, to the fullest extent permitted by the
          -----
provisions of (S) 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          ELEVENTH: From time to time any of the provisions of this certificate
          --------
of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 10, 1996.


                                     /s/ Maris Kruze
                                    -------------------------------
                                       Maris Kruze, Incorporator